                                                                     Exhibit 4.7

                         REGULATION S UNIT CERTIFICATE


          THIS UNIT IS A GLOBAL UNIT AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS UNIT IS NOT EXCHANGEABLE FOR UNITS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT HEREINAFTER REFERRED TO, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND THE WARRANT AGREEMENT.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR

THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S.

                                  WAM!NET INC.

                             --------------------

                                  GLOBAL UNIT


                                   500 Units

             Consisting of $500,000 Aggregate Principal at Maturity
                                       of
                     13 1/4% Senior Discount Notes due 2005
                                      and
                    1,500 Warrants To Purchase Common Stock


CUSIP No. U25540 AA 0

REGISTERED No.

          WAM!NET Inc., a Minnesota corporation (the "Company"), hereby certifies that CEDE & CO., or registered assigns, is the owner of 500 Units. Each Unit consists of (i) $1,000 principal amount at maturity of 13 1/4% Senior Discount Notes due 2005 of the Company (the "Notes"), and (ii) three Warrants (the "Warrants"), each Warrant initially entitling the holder thereof to purchase 2.01 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. The terms of the Notes are governed by an Indenture (as amended from time to time, the "Indenture") dated as of March 5, 1998 between the Company and First Trust National Association, a national banking corporation, as trustee (the "Trustee"), and are subject to the terms and provisions contained therein. The terms of the Warrants are governed by a Warrant Agreement (as amended from time to time, the "Warrant Agreement") dated as of March 5, 1998 between the Company and First Trust National Association, a national banking corporation, as warrant agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein. The holder of this Unit Certificate consents to all of the terms and provisions of the Indenture and the Warrant Agreement by acceptance hereof. The Company will furnish to any Holder of this Unit Certificate upon written request and without charge a copy of the Indenture and/or the Warrant Agreement. Requests may be made to: WAM!NET Inc., 6100 West 110th Street, Minneapolis, Minnesota 55438, attention: Secretary.

          The Company hereby appoints First Trust National Association, a national banking corporation, as Unit Agent (the "Unit Agent") with respect to the Units. Transfers of this Unit shall be made by the Unit Agent in accordance with the restrictions set forth in Section 3.17 and Section 3.16 of the Indenture and Section 1.08 of the Warrant Agreement. The Unit Agent shall be entitled to the benefits and privileges of the Trustee under the Indenture and the Warrant Agent under the Warrant Agreement.

          The Notes and the Warrants represented by this Unit Certificate will not be separately transferable until the earliest to occur of: (i) September 1, 1998, (ii) the occurrence of an Exercise Event (as defined in the Warrant Agreement), (iii) the occurrence of an Event of Default (as defined in the Indenture), (iv) the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a registered exchange offer for the Notes or covering the sale by holders of the Notes is declared effective under the Securities Act, (v) immediately prior to any redemption of Notes by the Company from the net proceeds of an Initial Public Equity Offering (as defined in the Indenture), (vi) upon the occurrence of a Warrant Change of Control (as defined in the Warrant Agreement) or (vii) such earlier date as may be determined by Merrill Lynch & Co. in its sole discretion.


Dated: March 5, 1998                WAM!NET INC.


                                    By:    /s/ Edward J. Driscoll III
                                           ---------------------------------
                                    Name:  Edward J. Driscoll III
                                    Title: President & CEO


Appointment as Unit Agent accepted
  and agreed to on the terms set
  forth above:

FIRST TRUST NATIONAL ASSOCIATION,
  as Unit Agent


By: /s/ Kathe Barrett
    ---------------------------------
    Authorized Signatory

                                ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to __________________________________

_______________________________________________________________________________

(Insert assignee's social security or tax ID number)___________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


(Print or type assignee's name, address and zip code) and irrevocably appoint__

_______________________________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Securities and Exchange Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that:

                                  [Check One]
                                   ---------

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or
                                       --

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security, the Indenture and the Warrant Agreement.

If none of the foregoing boxes is checked, the Unit Agent shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 3.16 and 3.17 of the Indenture and Section 1.08 of the Warrant Agreement shall have been satisfied.

_______________________________________________________________________________

Date:________________           Your signature:________________________________
                                               ________________________________
                                               (Sign exactly as your
                                               name appears on the
                                               other side of this
                                               Security)

Signature Guarantee:___________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                                    Name of
                                    Purchaser:

Dated: ____________________         By:________________________________________
                                       NOTICE:  To be executed by
                                                an executive officer